EXHIBIT 3.(i)

                    CERTIFICATE OF AMENDMENT
                               OF
              RESTATED CERTIFICATE OF INCORPORATION


ACCEPTANCE INSURANCE COMPANIES INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That by action of the Board of Directors of Acceptance Insurance Companies Inc., a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and submitted such amendment to the holders of the outstanding shares of Common Stock, $.40 per share, of said corporation entitled to vote thereon as a class by the provisions of the Restated Certificate of Incorporation. The resolution setting forth the proposed amendment is as follows:

               INCREASE IN AUTHORIZED COMMON STOCK

          WHEREAS, the board of directors of the
          Company deems it to be in the best interest of the Company and its shareholders to amend the Company's Restated Certificate of
          Incorporation to increase authorized capital from 20 million shares of common stock, par value $.40 per share, to 40 million such shares;

          THEREFORE, BE IT RESOLVED, that the first sentence of Article IV of the Company's
          Restated Certificate of Incorporation be amended to read as follows:

                           "ARTICLE IV

          The total number of shares of all classes of stock which the Corporation shall have the authority to issue is forty-five million
          ($45,000,000) shares, consisting of five million (5,000,000) shares of preferred stock without par value (hereinafter "Preferred
          Stock"), and forty million (40,000,000)
          shares of Common Stock, par value forty cents
          ($.40) per share (hereinafter "Common
          Stock")."

     RESOLVED FURTHER, that shareholders will be asked to approve such amendment at the Annual Meeting of shareholders to be held May 25, 1995.

          SECOND: That such amendment was adopted by vote of the holders of a majority of the outstanding shares of Common Stock of said Corporation entitled to vote therefor by the Restated Certificate of Incorporation, and accordingly that said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Acceptance Insurance Companies Inc.
has caused this Certificate to be signed by Kenneth C. Coon, its Chairman and Chief Executive Officer and attested by Donn E.
Davis, its Secretary, this 25th day of May, 1995.


                              /s/ Kenneth C. Coon
                         By ________________________________
                              Kenneth C. Coon
                              Chairman and Chief Executive
                                Officer


ATTEST:

     /s/ Donn E. Davis
By ____________________________
     Donn E. Davis, Secretary

             RESTATED CERTIFICATE OF INCORPORATION
                               OF
               ACCEPTANCE INSURANCE COMPANIES INC.


          The last Restated Certificate of Incorporation of Acceptance Insurance Companies Inc., under the name Orange-Co., Inc., was filed with the Secretary of State of Delaware on August 5, 1974 (the date of original incorporation of the Corporation was June 23, 1969). The following Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of such Restated Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.


                           ARTICLE I.

          The name of the Corporation shall be Acceptance
Insurance Companies Inc.

                           ARTICLE II.

          The address of the corporation's registered office is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware. The Corporation Trust Company is the corporation's registered agent at that address.


                          ARTICLE III.

          The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                           ARTICLE IV.

          The total number of shares of all classes of stock which the Corporation shall have the authority to issue is twenty-five million (25,000,000) shares, consisting of five million (5,000,000) shares of preferred stock without par value (hereinafter "Preferred Stock"), and twenty million (20,000,000) shares of common stock par value forty cents ($.40) per share (hereinafter "Common Stock"). The designations, powers, preferences and relative participating, operational or other special rights, if any, and the limitations, restrictions or qualifications of each class of stock shall be governed by the following provisions:

          Section 1. The Board of Directors of the corporation is hereby authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, including (but without limiting the generality thereof) the following:

          (a) The designation of, and the number of shares which shall constitute, such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares constituting such series then outstanding) from time to time by like action of the Board of Directors;

          (b) The rate and times at which, and the terms and conditions upon which, dividends on such series shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or series of stock and whether such dividends shall be cumulative and, if so, from which date or dates for each such series;

          (c) Whether the shares of such series shall be subject to redemption by the corporation and, if made subject to redemption, the price or prices and the time or times at which, and the terms and conditions upon which, such series may be redeemed;

          (d) The terms and amount of any sinking fund or redemption or purchase account, if any, to be provided for the redemption or purchase of the shares of such series;

          (e) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes, of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (f) Whether the shares of such series which shall have been redeemed, converted or exchanged shall have the status of authorized but unissued Preferred Stock, and whether they may be reissued as the shares of the same or any other series;

          (g) The voting rights, if any, of the holders of shares of such series with respect to the election of directors or otherwise;

          (h) The rights of the holders of such series in the event of liquidation or dissolution of the corporation including possible preferences over the Common Stock;

          (i) The price or other consideration for which the shares of such series shall be issued, and, if deemed desirable, the stated value or other valuation of the shares constituting such series;

          (j)  Any other preferences, and relative,
participating, optional or other special rights of such shares, and qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by the laws of the State of Delaware.

          Section 2. All shares of Preferred Stock of any one series shall be identical with each other in all respects except as to dates, if any, from and after which dividends thereon shall be cumulative.

          Section 3.  The holders of Common Stock shall be
entitled to one vote per share for all purposes.

          Section 4. No holder of shares of any class of stock of the corporation shall be entitled as a matter of right to subscribe for, purchase or receive any additional shares of any class of stock of the corporation which it may issue or sell, whether out of the number of shares presently authorized or authorized by any amendment of the Certificate of Incorporation or out of shares of stock of the corporation acquired by it after the issuance thereof and no holder of shares of any class of stock of the corporation shall be entitled as a matter of right to subscribe for, or purchase or receive any bonds, debentures or other obligations which the corporation may at any time issue or sell.

          Section 5. Effective as of 5:00 p.m., Eastern Standard Time, on the date that the Certificate of Amendment adding this paragraph to this Article IV is filed with the Secretary of State of the State of Delaware (the "Effective Date"), each four (4) outstanding shares of Common Stock of the Corporation, the par value of which was theretofore ten cents ($.10) per share, shall be converted into and become one (1) fully-paid and nonassessable share of Common Stock of the Corporation par value forty cents ($.40) per share. No fractional shares will be issued in connection with the foregoing conversion. In lieu of issuing fractional shares arising as a result of the conversion, a shareholder who holds fewer than four shares immediately prior to the Effective Date will be entitled to receive from the Corporation cash in an amount equal to the closing sale price per share of the Common Stock on the New York Stock Exchange Composite Tape on the day prior to the Effective Date ("Fractional Share Amount") multiplied by the number of shares of Common Stock held immediately prior to the Effective Date. Shareholders who hold more than four shares immediately prior to the Effective Date will be entitled to receive from the Corporation cash in an amount equal to the Fractional Share Amount multiplied by the number of shares of Common Stock held immediately prior to the Effective Date that are not evenly divisible by four in lieu of fractional shares.

                           ARTICLE V.

          The Board of Directors may make, alter, amend or repeal the by-laws of the corporation without the vote or assent of the stockholders.


                           ARTICLE VI.

          Meetings of stockholders may be held within or without
the State of Delaware as the by-laws may provide.   The books of
the corporation may be kept (subject to any provision of the laws of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.


                          ARTICLE VII.

          Section 1. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. No amendment to or repeal of this
Article VII shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts of omissions of such director occurring prior to such amendment or repeal.

          Section 2.     Indemnification and Insurance.

          (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permissible under the law of the State of Delaware, as the same exists or may hereafter be changed (but, in the case of any such change, only to the extent that such change permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such change), except as otherwise specifically prohibited by paragraph (b) hereof, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, provided, however, that, except as provided in paragraph (c) hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by a final decision by a court having competent jurisdiction or other final adjudication that such director or officer is not entitled to be indemnified under this Section or otherwise.

          (b) Limitation on Indemnification. Paragraph (a) notwithstanding, the corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final decision by a court having competent jurisdiction or other final adjudication that such remuneration was in violation of law; or (ii) any accounting of profits made from the purchase or sale by such person of the corporation's securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final decision by a court having competent jurisdiction or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which he was not entitled, in the event that a final decision by a court having competent jurisdiction or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he was not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction or other final adjudication shall determine that indemnification is unlawful.

          (c) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, which case the applicable period shall be twenty days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that under clauses (i), (ii), (iii), (iv) or (v) of paragraph (b) the corporation is not required to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that indemnification is not proper in the circumstances, shall be a defense to the action or create a presumption that indemnification is not proper in the circumstances.

          (d) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          (e) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law or otherwise.

          (f) Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this Section 2 with respect to the indemnification and advancement of expenses of directors and officers of the corporation.



                          ARTICLE VIII.

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                           ARTICLE IX.

          This Restated Certificate of Incorporation has been duly adopted by the directors of the corporation in accordance with the provisions of Section 245 of the General Corporation Law of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the Chairman, President and Chief Executive Officer of Acceptance Insurance Companies Inc. has hereunto set his hand hereto and attested by its Secretary, all as of this 20th day of October, 1993.


                              /s/ Kenneth C. Coon
                              _____________________________
                              Kenneth C. Coon, Chairman,
                              President and Chief Executive
                              Officer


/s/ Donn E. Davis
____________________________
Donn E. Davis, Secretary